UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-06217

Delaware	94-1672743
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Mission College Blvd.

Santa Clara, California 95054-1549

(Address of principal executive offices, including zip code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 28, 2015, Intel Corporation, a Delaware corporation (“Intel”), completed the previously announced acquisition of Altera Corporation, a Delaware corporation (“Altera”), through the merger of 615 Corporation, a Delaware corporation and a wholly-owned subsidiary of Intel (“Merger Sub”), with and into Altera (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of May 31, 2015, by and among Intel, Merger Sub and Altera (the “Merger Agreement”).

On the terms and subject to the conditions set forth in the Merger Agreement, each share of common stock, par value $0.001 per share, of Altera (the “Altera Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares held by: (1) Altera, Intel or their respective subsidiaries; and (2) Altera stockholders who have properly and validly exercised their appraisal rights under Delaware law with respect to such shares) was cancelled, extinguished and automatically converted into the right to receive $54.00 per share in cash, without interest thereon (the “Merger Consideration”). In addition, subject to certain exceptions, unvested stock option awards, restricted stock unit awards and performance-based restricted stock unit awards held by continuing service providers were converted pursuant to an exchange ratio (determined based on Intel’s stock price at closing) into corresponding awards that are subject to shares of Intel common stock, with generally the same terms and conditions applicable to the original awards. All shares of Altera Common Stock underlying vested stock option awards, restricted stock unit awards and performance-based restricted stock unit awards were converted into the right to receive the Merger Consideration (or, in the case of a stock option, the difference between the Merger Consideration and the applicable exercise price).

The transaction value is approximately $16.7 billion.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 of the Current Report on Form 8-K filed by Intel with the Securities and Exchange Commission (the “SEC”) on June 1, 2015, and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 28, 2015, Intel issued a press release announcing the completion of the acquisition of Altera. The press release is furnished hereto as Exhibit 99.1.

Item 8.01 Other Events.

On December 28, 2015, Intel executed a guarantee in favor of U.S. Bank, National Association, as Trustee for the holders of Altera’s 1.750% Senior Notes due 2017, 2.500% Senior Notes due 2018 and 4.100% Senior Notes due 2023. A copy of the guarantee is attached hereto as Exhibit 99.2.

Item 9.01. Exhibits

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated as of May 31, 2015, by and among Intel Corporation, 615 Corporation and Altera Corporation (filed as Exhibit 2.1 to Intel Corporation’s Current Report on Form 8-K, filed with the SEC on June 1, 2015).

99.1	Press Release of Intel Corporation, dated December 28, 2015.

99.2	Guarantee dated December 28, 2015 by Intel Corporation in favor of U.S. Bank, National Association, as Trustee for the holders of Altera’s 1.750% Senior Notes due 2017, 2.500% Senior Notes due 2018 and 4.100% Senior Notes due 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date: December 28, 2015	/s/ Suzan A. Miller
Suzan A. Miller
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

2.1	Agreement and Plan of Merger dated as of May 31, 2015, by and among Intel Corporation, 615 Corporation and Altera Corporation (filed as Exhibit 2.1 to Intel Corporation’s Current Report on Form 8-K, filed with the SEC on June 1, 2015).

99.1	Press Release of Intel Corporation, dated December 28, 2015.

99.2	Guarantee dated December 28, 2015 by Intel Corporation in favor of U.S. Bank, National Association, as Trustee for the holders of Altera’s 1.750% Senior Notes due 2017, 2.500% Senior Notes due 2018 and 4.100% Senior Notes due 2023.